UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2009

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 10th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

            On October 16, 2009, Resource Capital Corp. (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Management Agreement dated as of June 30, 2008, by and among the Company, Resource Capital Manager, Inc. (the “Manager”) and Resource America, Inc.

            Pursuant to the Amendment, the Manager will provide the Company with a Chief Financial Officer and three accounting professionals, each of whom will be exclusively dedicated to the operations of the Company.  The Manager will also provide the Company with a director of investor relations who will be 50% dedicated to the Company’s operations.  The Amendment also provides that the Company will bear the expense of the wages, salaries and benefits of the Chief Financial Officer, director of investor relations and three accounting professionals referred to above.

    The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.  Financial Statement and Exhibits.

            10.1     First Amendment to the Amended and Restated Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 20, 2009	/s/ David J. Bryant
David J. Bryant
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	The exhibit furnished as part of this report is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.